Ex 99.1

(NASDAQ:OSBC)

 Contact:Bradley S. AdamsFor Immediate Release

Chief Financial OfficerApril 28, 2020

630-906-5484

Old Second Announces Postponement of 2020 Annual Meeting of Stockholders

(Aurora,  IL –  April 28,  2020)  Old Second Bancorp, Inc. (the “Company,” “we,” “us,” and “our”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced the postponement of the Company’s 2020 Annual Meeting of Stockholders until August 18, 2020.  The Board of Directors has rescheduled the Annual Meeting, which is usually held in May, after considering, among other things, ongoing developments with respect to the public health impacts of the coronavirus (COVID-19) outbreak, the health and well-being of our employees and stockholders, and the Company’s commitment to stockholder engagement and enfranchisement.

The Company’s Annual Report on Form 10-K, as amended by Amendment No. 1 to the Form 10-K, has been filed with the Securities and Exchange Commission and is available on the Company’s website at www.oldsecond.com under the Investor Relations section.  In addition, we will provide hardcopies of our Annual Report free of charge to stockholders upon request to Old Second Bancorp, Inc.,  37 South River Street, Aurora, Illinois 60506, Attention: Corporate Secretary.

Old Second Bancorp, Inc. (NASDAQ: OSBC) is a bank holding company headquartered in Aurora, Illinois, with over $2.6 billion in consolidated assets at December 31, 2019.  Old Second National Bank, the Company’s bank subsidiary, operates 29 banking centers across seven counties in northern Illinois.  More information about Old Second Bancorp is available by visiting the “Investor Relations” section of its website www.oldsecond.com.

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